MODIFICATION AND AMENDMENT

OF

TERM NOTE

THIS MODIFICATION AND AMENDMENT OF TERM NOTE (this “Modification”) is entered into as of the 15th day of October 2008, by and between PERMIAN LEGEND PETROLEUM, LP, a Texas limited partnership, whose address is 3327 West Wadley Avenue, Suite 3, No. 267 (the “Maker”); and AMERICAN STATE BANK, a Texas banking association, whose address is 620 North Grant, Odessa, Texas 79764-4797 (the “Bank”).

A.	Maker, as Borrower; Permian Legend, LLC, Lisa P. Hamilton, and Ronnie L. Steinocher, as Guarantors (collectively, the “Guarantors”); and the Bank, as Lender, have previously entered into that certain Loan Agreement dated as of August 1, 2008 (the “Original Loan Agreement”).

B.	Pursuant to the terms of the Original Loan Agreement, the Bank has advanced to the Maker a term loan in the original principal amount of up to One Million Six Hundred Forty-Six Thousand Three Hundred and No/100 Dollars ($1,646,300.00)(the “Loan”). To evidence the Maker’s obligation under the Loan, the Maker has executed in favor of the Bank that certain Term Note, also dated as of August 1, 2008, in the original face amount of One Million Six Hundred Forty-Six Thousand Three Hundred and No/100 Dollars ($1,646,300.00)(the “Original Note”).

C.	Maker, the Guarantors, and the Bank have now entered into that certain First Amendment to Loan Agreement, of even date herewith (the “Amendment”). Pursuant to the terms of the Amendment, the parties to that instrument have agreed to extend the maturity date of the Original Note from October 15, 2008 (the “Original Maturity Date”) to December 31, 2008 (the “Extended Maturity Date”). The Original Loan Agreement, as amended by the Amendment, is referred to herein, as the “Loan Agreement”.

D.	The Maker and the Bank have now agreed to execute this Modification in order to recognize the extension of the Original Maturity Date to the Extended Maturity Date.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Original Note as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Modification shall have their respective meanings set forth in the Note.

2. Amendments.

A.	Paragraph 2 of the Note is hereby amended by deleting it in its entirety and substituting the following:

2.	This Note is executed pursuant to the terms of that certain Loan Agreement, dated as of August 1, 2008, as amended under that certain First Amendment to Loan Agreement, dated as of October 15, 2008, by and among the Maker, the Guarantors, and the Bank (as so amended, the “Loan Agreement”).

B.	Paragraph 7 of the Original Note are hereby amended by deleting it in its entirety and substituting the following:

7.	The principal balance of this Note shall be due and payable in monthly installments, each in the amount of Twenty-Eight Thousand Seven Hundred and No/100 Dollars ($28,700.00), with the next of such payments to be tendered by the Maker to the Bank on or before November 1, 2008, and the next of such payments to be due on or before December 1, 2008. In addition to the payments of principal due, interest, computed on the unpaid principal balance of this Note shall be due and payable as it accrues monthly, with the next payment date being November 1, 2008, and the payment date after being December 1, 2008. Upon the maturity of this Note, which shall occur on December 31, 2008, the entire amount of this Note, principal and accrued, unpaid interest, shall be due and payable.

3. Effectiveness:

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Original Note shall remain unmodified, and the Original Note, as amended and supplemented by this Modification, is confirmed as being in full force and effect.

B.	All references to the Original Note herein or in any other document or instrument between Maker and Bank shall hereinafter be construed to be references to the Original Note, as modified by this Modification (as so modified, the “Note”).

4. Counterparts:

This Modification may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Modification, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

5. Notice of Final Agreement:

THIS MODIFICATION AND AMENDMENT OF TERM NOTE AND THOSE INSTRUMENTS EXECUTED CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the date and year first above written.

MAKER:

PERMIAN LEGEND PETROLEUM LP,

A Texas Limited Partnership

By:Permian Legend, LLC General Partner
By: /s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By: /s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager
BANK:

AMERICAN STATE BANK

By:       /s/ Mike Marshall—
Mike Marshall
Executive Vice President

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